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                      FOURTH AMENDMENT TO CREDIT AGREEMENT


         This Fourth Amendment to Credit Agreement (the "Amendment") is made on this 14th day of August, 2001 by and among Florsheim Group Inc., The Florsheim Shoe Store Company-Northeast, The Florsheim Shoe Store Company-West, Florsheim Occupational Footwear, Inc., and L.J. O'Neill Shoe Co. (collectively, the "Borrowers"), each of the financial institutions from time to time a party thereto (individually, a "Lender" and collectively the "Lenders") and BT Commercial Corporation, (individually ("BTCC") and in its capacity as agent (the "Agent")).

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Agent, the Lenders and the Borrowers are parties to that certain Credit Agreement dated as of August 23, 1999, as amended through the date hereof (the "Credit Agreement"); and

         WHEREAS, the parties desire to amend the Credit Agreement, as more fully set forth herein.

         NOW, THEREFORE, in consideration of the mutual agreements herein contained and the other good and valuable consideration, the adequacy of which is hereby acknowledged, and subject to the terms and conditions hereof, the parties hereto agree as follows:

     SECTION 1 DEFINITIONS. Unless otherwise defined herein, all capitalized terms shall have the meanings given to them in the Credit Agreement.

     SECTION 2 AMENDMENTS TO CREDIT AGREEMENT.

          2.1 Section 1.1 of the Credit Agreement is hereby amended by deleting subsection (iii) of the defined term "Fixed Asset and Intellectual Property Sublimit", and inserting the following in its stead:

          "(iii) $900,000 on the last day of each calendar quarter during the term hereof, commencing with the calendar quarter ending June 30, 2000, provided, however, that the reduction which would otherwise occur on the last day of the calendar quarter ending September 30, 2001 shall be deferred until the earlier of (x) the date on which the plan administrator of the Florsheim Retirement Plan commences the final distribution of Plan assets pursuant to the termination thereof, or (y) October 31, 2001;"

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          2.2 Section 8.1.1 of the Credit Agreement is hereby deleted in its entirety.

          2.3 Section 8.1.2 of the Credit Agreement is hereby deleted in its entirety.

          2.4 Article 8.1.3 of the Credit Agreement is hereby restated in its entirety to read as follows:

     "8.1.3 MINIMUM EBITDA. The Consolidated Entity shall have as of the end of each fiscal period set forth below EBITDA of not less than the amount set forth below:

--------------------------------------------------------------------------------
                 Period                                   EBITDA
--------------------------------------------------------------------------------
three  months   ending  with  the  third                 $250,000
quarter of fiscal 2001
--------------------------------------------------------------------------------
three  months  ending  with  the  fourth                $1,000,000
quarter of fiscal 2001
--------------------------------------------------------------------------------
three  months   ending  with  the  first                $1,500,000
quarter of fiscal 2002
--------------------------------------------------------------------------------
three  months  ending  with  the  second               $2,500,000"
quarter of fiscal  2002 and each  fiscal
quarter  thereafter  for the then ending
3-month period
--------------------------------------------------------------------------------

     SECTION 3 WAIVER. Agent and Lenders hereby waive the Event of Default occasioned by Borrowers' failure to comply with the covenant contained in
Section 8.1.3 (Minimum EBITDA) of the Credit Agreement for the period of the six fiscal months ending with the second quarter of fiscal 2001.

     SECTION 4 AMENDMENT FEE. In consideration of the Agreement of Agent and Lenders to enter into this Amendment, the Borrowers shall pay to Agent, for the benefit of the Lenders, an amendment fee in the amount of One Hundred Thousand Dollars ($100,000) payable on the date hereof. The Agent is hereby authorized by the Borrowers to charge such fees to Borrowers' Loan Account.

     SECTION 5 CONDITIONS PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon satisfaction of the following conditions precedent:

          5.1 Agent shall have received copies of this Amendment duly executed by the Borrowers and the Majority Lenders.

          5.2 Agent shall have received such other documents, certificates and assurances as it shall reasonably request.

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     SECTION 6 REAFFIRMATION OF BORROWERS. The Borrowers hereby represent and warrant to Agent and Lenders that (i) the representations and warranties set forth in Section 5 of the Credit Agreement are true and correct on and as of the date hereof, except to the extent (a) that any such representations or warranties relate to a specific date, or (b) of changes thereto as a result of transactions for which Agent and Lenders have granted their consent; (ii) the Borrowers are on the date hereof in compliance with all of the terms and provisions set forth in the Credit Agreement as hereby amended; and (iii) upon execution hereof no Default or Event of Default has occurred and is continuing.

     SECTION 7 FULL FORCE AND EFFECT. Except as herein amended, the Credit Agreement and all other Credit Documents shall remain in full force and effect.

     SECTION 8 COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

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         IN WITNESS WHEREOF, the parties hereto have caused this Credit
Agreement to be executed and delivered in Chicago, Illinois by their proper and duly authorized officers as of the date first set forth above.


                                       FLORSHEIM GROUP INC.

                                       By: /s / Thomas P. Polke
                                       Name:  Thomas P. Polke
                                       Title: Executive Vice President and CFO


                                       THE FLORSHEIM SHOE STORE COMPANY
                                       - NORTHEAST

                                       By: /s / Thomas P. Polke
                                       Name:  Thomas P. Polke
                                       Title: Executive Vice President and CFO



                                       THE FLORSHEIM SHOE STORE COMPANY - WEST

                                       By: /s / Thomas P. Polke
                                       Name:  Thomas P. Polke
                                       Title:  Executive Vice President and CFO


                                       FLORSHEIM OCCUPATIONAL
                                       FOOTWEAR, INC.

                                       By: /s / Thomas P. Polke
                                       Name:  Thomas P. Polke
                                       Title: Executive Vice President and CFO


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

                                       L.J. O'NEILL SHOE CO.
                                       By: /s / Thomas P. Polke
                                       Name:  Thomas P. Polke
                                       Title: Executive Vice President and CFO


                                       AGENT:

                                       BT COMMERCIAL CORPORATION,
                                       as Agent


                                       By: /s/ FRANK FAZIO
                                           -------------------------------------
                                       Name FRANK FAZIO
                                           -------------------------------------
                                       Title: DIRECTOR
                                             -----------------------------------


                                       LENDERS:

                                       BT COMMERCIAL CORPORATION


                                       By: /s/ FRANK FAZIO
                                           -------------------------------------
                                       Name FRANK FAZIO
                                           -------------------------------------
                                       Title: DIRECTOR
                                             -----------------------------------



                                       LASALLE BANK NATIONAL ASSOCIATION

                                       By: _____________________________________

                                       Name: ___________________________________

                                       Title: __________________________________



                                       DIME COMMERCIAL CORP.

                                       By: _____________________________________

                                       Name: ___________________________________

                                       Title: __________________________________




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